Exhibit 99.1

IR CONTACT: Leslie Green
leslie.green@asteralabs.com

Astera Labs Announces Financial Results for the Second Quarter of Fiscal Year 2025

•Record quarterly revenue of $191.9 million, up 20% QoQ and 150% YoY, and record operating cash flow generation of $135 million
•Industry leading PCIe 6 connectivity portfolio ramping in volume on customized rack-scale AI systems
•Scorpio fabric switch design wins expand across multiple new customers and applications

SAN JOSE, CA, U.S. – August 5, 2025 – Astera Labs, Inc. (Nasdaq: ALAB), a leader in semiconductor-based connectivity solutions for rack-scale AI infrastructure, today announced preliminary financial results for the second quarter of fiscal year 2025, ended June 30, 2025.

“Astera Labs delivered strong financial results in Q2 with sequential revenue growth of 20 percent, driving meaningful upside to earnings and cash flow from operations,” said Jitendra Mohan, Astera Labs’ Chief Executive Officer. “During Q2, we successfully executed the next step in our growth journey by ramping our PCIe 6 product portfolio into volume production for customized rack-scale AI systems and added multiple new design wins for our Scorpio Fabric Switches. We also saw strong demand for our signal conditioning portfolio driven by PCIe scale-up and Ethernet scale-out connectivity applications in custom ASIC platforms. Astera Labs is at the forefront of an AI infrastructure transformation, and we are accelerating our investments to realize our vision of rack-scale connectivity in next-generation AI systems.”

Second Quarter 2025 Financial Highlights

GAAP Financial Results:
•Revenue of $191.9 million, up 20% sequentially and up 150% year-over-year
•GAAP gross margin of 75.8%
•GAAP operating income of $39.8 million
•GAAP operating margin of 20.7%
•GAAP net income of $51.2 million
•GAAP diluted earnings per share of $0.29

Non-GAAP Financial Results (excluding the impact of stock-based compensation expense and the income tax effects of non-GAAP adjustments):
•Non-GAAP gross margin of 76.0%
•Non-GAAP operating income of $75.2 million
•Non-GAAP operating margin of 39.2%
•Non-GAAP net income of $78.0 million
•Non-GAAP diluted earnings per share of $0.44

Q2 2025 and Recent Business Highlights

•Expanded collaboration with NVIDIA to advance the NVLink Fusion ecosystem and expand the options available for hyperscalers to deploy high-performance, scale-up networks based on NVIDIA NVLink technology. Astera Labs will provide NVLink connectivity solutions to further expand our Intelligent Connectivity Platform, which seamlessly integrates PCIe, CXL, and Ethernet silicon and hardware solutions with the COSMOS suite to enhance data center visibility while optimizing system performance.
•Hosted comprehensive Ultra Accelerator Link (“UALink”) public webinar to discuss the fundamentals of the UALink technology, outline the UALink market opportunity, and demonstrate how Astera Labs is uniquely positioned to help proliferate the open, memory-semantic fabric that delivers high-bandwidth, low latency, and broad interoperability. As a Promoter Member of the UALink Consortium, Astera Labs is working closely with industry partners to advance this open connectivity ecosystem that helps unleash the next generation of performant, efficient, and scalable AI platforms.
•Joined AMD on stage for their Advancing AI 2025 keynote presentation as a trusted partner to help showcase the ecosystem collaborating to power the next era of AI. Together, the two companies highlighted how UALink connectivity solutions will be critical for enabling innovative scale-up architectures for the next generation of AI infrastructure. UAL represents the only open standard designed specifically for scale-up applications and combines the best of many protocols to provide a fast and efficient architecture supported by a broad ecosystem to deliver choice and flexibility to customers.
•Announced partnership with high-performance ASIC leader, Alchip Technologies, to advance the silicon ecosystem for AI rack-scale infrastructure through the seamless integration of purpose-built compute and connectivity solutions. The collaboration combines Alchip’s custom ASIC development capabilities with Astera Labs’ comprehensive connectivity portfolio to deliver validated and interoperable solutions for hyperscalers building next-generation AI infrastructure.

Third Quarter of Fiscal 2025 Financial Outlook

Based on current business trends and conditions, Astera Labs estimates the following:

GAAP Financial Outlook:
•Revenue within a range of $203 million to $210 million
•GAAP gross margin of approximately 75%
•GAAP operating expenses within a range of approximately $116 million to $120 million
•GAAP tax rate of approximately 10%
•GAAP diluted earnings per share in a range of approximately $0.23 to $0.24 on weighted-average diluted shares outstanding of approximately 180 million

Non-GAAP Financial Outlook (excluding the impact of stock-based compensation expense and the income tax effects of non-GAAP adjustments):
•Non-GAAP gross margin of approximately 75%
•Non-GAAP operating expenses within a range of approximately $76 million to $80 million
•Non-GAAP tax rate of approximately 20%
•Non-GAAP diluted earnings per share in a range of approximately $0.38 to $0.39 on non-GAAP weighted-average diluted shares outstanding of approximately 180 million

Earnings Webcast and Conference Call
Astera Labs will host a conference call to review its financial results for the second quarter of fiscal 2025 and to discuss our financial outlook today at 1:30 p.m. Pacific Time. Interested parties may join the conference call by dialing 1-800-715-9871 and using conference ID 5908687. The call will also be webcast and can be accessed at the Astera Labs website at https://ir.asteralabs.com/. The webcast will be recorded and available for replay on the company’s website for the next six months.

Discussion of Non-GAAP Financial Measures
We use certain non-GAAP financial measures, including those concerning our financial outlook, to supplement the performance measures in our consolidated financial statements, which are presented in accordance with GAAP. A reconciliation of these non-GAAP measures to the closest GAAP measure can be found later in this release. The timing and impact of any adjustments to arrive at the corresponding GAAP financial measures concerning our financial outlook are inherently dependent on future events that are typically uncertain or that may be outside of our control. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP tax rate, non-GAAP net income, non-GAAP pro forma diluted earnings per share, and non-GAAP pro forma weighted-average share count. We use these non-GAAP financial measures for financial and operational decision-making and as a means to assist us in evaluating period-to-period comparisons. By excluding certain items that may not be indicative of our recurring core operating results, we believe that, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP tax rate, non-GAAP net income, non-GAAP pro forma diluted earnings per share, and non-GAAP pro forma weighted-average share count provide meaningful supplemental information regarding our performance. Accordingly, we believe these non-GAAP financial measures are useful to investors and others because they allow for additional information with respect to financial measures used by management in its financial and operational decision-making and they may be used by our institutional investors and the analyst community to help them analyze the health of our business. However, there are a number of limitations related to the use of non-GAAP financial measures, and these non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

We adjust the following items from one or more of our non-GAAP financial measures:

Stock-based compensation expense
We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate non-cash stock-based compensation expense using a variety of valuation methodologies and subjective assumptions. Moreover, stock-based compensation expense is a non-cash charge that can vary significantly from period to period for reasons that are unrelated to our core operating performance, and therefore excluding this item provides investors and other users of our financial information with information that allows meaningful comparisons of our business performance across periods.

Employer payroll taxes related to stock-based compensation resulting from our IPO
We exclude employer payroll taxes related to the time-based vesting and net settlement of restricted stock units in connection with our initial public offering (the “IPO”), because this does not correlate to the operation of our business. We believe that excluding this item provides meaningful supplemental information regarding operational performance given the amount of employer payroll tax-related items on employee stock transactions was immaterial prior to our IPO.

Income tax effect
This represents the impact of the non-GAAP adjustments on an after-tax basis and one-off discrete tax adjustments that are unrelated to our core operating performance in connection with the presentation of non-GAAP net income and non-GAAP net income per diluted share. This approach is designed to enhance investors’ ability to understand the impact of our non-GAAP tax expense on our current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments.

Non-GAAP pro forma weighted-average shares to compute non-GAAP pro forma net income per share
We present non-GAAP pro forma weighted-average shares, assuming our redeemable convertible preferred stock is converted from the beginning of each respective periods presented, to provide meaningful supplemental information regarding EPS trend on a consistent basis. All of our outstanding redeemable preferred stock converted into the equivalent number of shares of common stock in connection with our IPO.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements based on Astera Labs' current expectations. The words “accelerating,” “advance,” “beginning,” "believe," “confidence,” “committed,” “continue,” “deliver,” “enable,” "estimate," “expand,” "expect," “goal,” “guidance,” "intend," “look,” “may,” “momentum,” “on track,” “opportunities,” “proliferate,” “prospects,” “provide,” “represent,” “roadmaps,” “upside,” “vision,” "will," and similar phrases as they relate to Astera Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Astera Labs as of August 5, 2025, and are subject to various assumptions, beliefs, risks and uncertainties that could cause actual results to differ materially from expectations. These forward-looking statements include, but are not limited to, statements regarding our future business, operating results, cash flow, financial position and guidance (and any underlying drivers), including for the third quarter of fiscal 2025; our business strategy, plans and market opportunities, including the expected catalysts, our rack scale connectivity vision, our associated investments, our growth profile and our ability to further build upon the new revenue base, expand our product offerings, increase our market opportunity, remain at the forefront of an AI infrastructure transformation, and scale our connectivity platform; our objectives for future operations; our production, development, shipping and delivery of, activity, applications and demand for, as well as absolute and relative revenue and growth (including the drivers) from, existing, new, growing or enhanced products such as our PCIe 6 connectivity portfolio, signal conditioning portfolio, and Scorpio P-Series Smart Fabric Switches and the performance and results of those products for our customers; the timing, impact and proliferation of different connectivity standards; the plans and potential success of our announced and ongoing collaborations, partnerships and strategic relationships; our competitive positioning and the impacts thereof; our R&D and strategic IP plans; and future industry and macroeconomic conditions, events and trends such as in cloud and AI infrastructure as well as our preparedness and solutions for them. A variety of risks and factors that are beyond our control could cause actual results to differ materially from those in the forward-looking statements including, without limitation: the competitive and cyclical nature of the semiconductor industry; the concentration of our customer base; the changes in demand for AI; the macroeconomic and/or geopolitical environment, including economic uncertainty and volatility in the capital markets; risks that demand for our products and the supply chain may be adversely affected, including by the imposition of tariffs by the United States or any other jurisdiction and any corresponding retaliatory tariffs, changes in political policies, military conflict (such as between Russia/Ukraine and Israel/Hamas), terrorism, sanctions or other geopolitical events globally (including conflict between Taiwan and China); quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; risks associated with managing international activities (including trade barriers, particularly with respect to China); absence of long-term commitments from customers; risks that Astera Labs may not be able to manage strains associated with its growth; credit risks associated with its accounts receivable; stock price volatility; information technology risks, including cyber-attacks against Astera Labs' products and its networks; and other risks and uncertainties that are detailed under the caption “Risk Factors” and elsewhere in our Annual

Report on 10-K, as filed with the Securities and Exchange Commission (the “SEC”) on February 14, 2025, and in subsequent Quarterly Reports on Form 10-Q filed with the SEC and the other SEC filings and reports Astera Labs may make from time to time. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor(s) may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Accordingly, you should not unduly rely on any of the forward-looking statements. Astera Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

About Astera Labs
Astera Labs (NASDAQ: ALAB) provides rack-scale AI infrastructure through purpose-built connectivity solutions grounded in open standards. By collaborating with hyperscalers and ecosystem partners, Astera Labs enables organizations to unlock the full potential of modern AI. Astera Labs' Intelligent Connectivity Platform integrates CXL®, Ethernet, PCIe®, and UALink™ semiconductor-based technologies with the company's COSMOS software suite to unify diverse components into cohesive, flexible systems that deliver end-to-end scale-up, and scale-out connectivity. Discover more at www.asteralabs.com.

ASTERA LABS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	As of
	June 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$162,328	$79,551
Marketable securities	902,758	834,750
Accounts receivable, net	24,318	38,811
Inventory	58,602	43,215
Prepaid expenses and other current assets	32,742	16,652
Total current assets	1,180,748	1,012,979
Property and equipment, net	62,075	35,651
Other assets	28,582	5,878
Total assets	$1,271,405	$1,054,508

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$31,573	$26,918
Accrued expenses and other current liabilities	74,810	59,624
Total current liabilities	106,383	86,542
Other liabilities	29,308	3,167
Total liabilities	135,691	89,709

Stockholders’ equity
Common stock	17	16
Additional paid-in capital	1,258,581	1,173,153
Accumulated other comprehensive income	2,874	426
Accumulated deficit	(125,758)	(208,796)
Total stockholders’ equity	1,135,714	964,799
Total liabilities and stockholders’ equity	$1,271,405	$1,054,508

ASTERA LABS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Revenue	$191,925	$159,442	$76,850	$351,367	$142,108
Cost of revenue	46,362	40,031	16,996	86,393	31,734
Gross profit	145,563	119,411	59,854	264,974	110,374

Operating expenses
Research and development	66,724	64,554	40,089	131,278	93,647
Sales and marketing	18,609	21,702	22,076	40,311	77,586
General and administrative	20,456	21,870	22,036	42,326	46,455
Total operating expenses	105,789	108,126	84,201	213,915	217,688
Operating income (loss)	39,774	11,285	(24,347)	51,059	(107,314)
Interest income	10,885	10,432	10,264	21,317	12,818
Income (loss) before income taxes	50,659	21,717	(14,083)	72,376	(94,496)
Income tax (benefit) provision	(560)	(10,102)	(6,537)	(10,662)	6,045
Net income (loss)	$51,219	$31,819	$(7,546)	$83,038	$(100,541)

Net income (loss) per share attributable to common stockholders:
Basic	$0.31	$0.19	$(0.05)	$0.51	$(0.97)
Diluted	$0.29	$0.18	$(0.05)	$0.47	$(0.97)
Weighted-average shares used in calculating net income (loss) per share attributable to common stockholders:
Basic	165,428	163,194	155,199	164,316	103,865
Diluted	178,100	178,116	155,199	178,281	103,865

ASTERA LABS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Six Months Ended
	June 30, 2025	June 30, 2024
Cash flows from operating activities
Net income (loss)	$83,038	$(100,541)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Stock-based compensation	77,920	140,835
Depreciation and amortization	2,517	1,331
Non-cash operating lease expense	1,522	1,106
Warrants contra revenue	2,136	443
Accretion of discounts on marketable securities	(4,489)	(1,670)
Other, net	734	1,526
Changes in operating assets and liabilities:
Accounts receivable, net	14,491	(13,898)
Inventory	(14,577)	(5,970)
Prepaid expenses and other assets	(18,474)	(5,396)
Accounts payable	4,607	5,831
Accrued expenses and other liabilities	(1,592)	10,930
Operating lease liability	(1,963)	(1,062)
Net cash provided by operating activities	145,870	33,465

Cash flows from investing activities
Purchases of property and equipment	(6,562)	(2,100)
Purchases of marketable securities	(404,682)	(345,756)
Sales and maturities of marketable securities	343,611	41,134
Net cash used in investing activities	(67,633)	(306,722)

Cash flows from financing activities
Proceeds from issuance of common stock in connection with initial public offering, net of underwriting discounts and commissions	—	672,198
Payment of deferred offering costs	—	(4,801)
Tax withholding related to net share settlements of restricted stock units	—	(20,111)
Proceeds from exercises of stock options, net of repurchases	778	1,949
Proceeds from employee stock purchase plan	4,345	—
Net cash provided by financing activities	5,123	649,235
Net increase in cash, cash equivalents, and restricted cash	83,360	375,978
Cash, cash equivalents, and restricted cash
Beginning of the period	80,044	45,098
End of the period	$163,404	$421,076

ASTERA LABS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands, except percentages and per share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
GAAP gross profit	$145,563	$119,411	$59,854	$264,974	$110,374
Stock-based compensation expense upon IPO (1)	—	—	—	—	516
Stock-based compensation expense	353	(38)	84	315	96
Non-GAAP gross profit	$145,916	$119,373	$59,938	$265,289	$110,986

GAAP gross margin	75.8%	74.9%	77.9%	75.4%	77.7%
Stock-based compensation expense upon IPO (1)	—	—	—	—	0.3
Stock-based compensation expense	0.2	—	0.1	0.1	0.1
Non-GAAP gross margin	76.0%	74.9%	78.0%	75.5%	78.1%

GAAP operating income (loss)	$39,774	$11,285	$(24,347)	$51,059	$(107,314)
Stock-based compensation expense upon IPO (1)	—	—	—	—	88,873
Stock-based compensation expense	35,474	42,446	43,067	77,920	51,962
Employer payroll tax related to stock-based compensation from IPO (2)	—	—	—	—	1,072
Non-GAAP operating income	$75,248	$53,731	$18,720	$128,979	$34,593

GAAP operating margin	20.7%	7.1%	(31.7)%	14.5%	(75.5)%
Stock-based compensation expense upon IPO (1)	—	—	—	—	62.5
Stock-based compensation expense	18.5	26.6	56.0	22.2	36.6
Employer payroll tax related to stock-based compensation from IPO (2)	—	—	—	—	0.8
Non-GAAP operating margin (3)	39.2%	33.7%	24.4%	36.7%	24.3%

GAAP net income (loss)	$51,219	$31,819	$(7,546)	$83,038	$(100,541)
Stock-based compensation expense upon IPO (1)	—	—	—	—	88,873
Stock-based compensation expense	35,474	42,446	43,067	77,920	51,962
Employer payroll tax related to stock-based compensation from IPO (2)	—	—	—	—	1,072
Income tax effect (4)	(8,670)	(14,638)	(13,296)	(23,308)	(4,811)
Non-GAAP net income	$78,023	$59,627	$22,225	$137,650	$36,555

Net income (loss) per share attributable to common stockholders:
GAAP - basic	$0.31	$0.19	$(0.05)	$0.51	$(0.97)
GAAP - diluted	$0.29	$0.18	$(0.05)	$0.47	$(0.97)
Non-GAAP pro forma - diluted	$0.44	$0.33	$0.13	$0.77	$0.23

Weighted average shares used to compute net income (loss) per share attributable to common stockholders:
GAAP - basic	165,428	163,194	155,199	164,316	103,865
GAAP - diluted	178,100	178,116	155,199	178,281	103,865
Non-GAAP pro forma - diluted (5)	178,100	178,116	175,279	178,281	162,378
____________________

(1) Stock-based compensation expense recognized in connection with the time-based vesting and settlement of RSUs that had previously met the time-based vesting condition and for which the liquidity event vesting condition was satisfied in connection with our IPO.
(2) Employer payroll taxes related to the time-based vesting and settlement of RSUs, that had previously met the time-based vesting condition and for which the liquidity event vesting condition was satisfied in connection with our IPO.
(3) Total may not sum due to rounding.
(4) Income tax effect is calculated based on the tax laws in the jurisdictions in which we operate and is calculated to exclude the impact of stock-based compensation expense and one-off discrete tax adjustments that are unrelated to our core operating performance. We no longer maintain valuation allowance for non-GAAP purposes due to our profitability on a non-GAAP basis. For the three months ended June 30, 2025, March 31, 2025, and June 30, 2024, the non-GAAP tax expense rate was approximately 9%, 7%, and 23%, respectively. For the six months ended June 30, 2025 and 2024, the non-GAAP tax expense rate was approximately 8% and 23%, respectively.
(5) We present the non-GAAP pro-forma weighted average shares to provide meaningful supplemental information of comparable shares for each period presented. The non-GAAP pro forma weighted average shares is calculated as follows:

	Three Months Ended			Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Shares used to compute GAAP net income (loss) per share attributable to common stockholders - diluted	178,100	178,116	155,199	178,281	103,865
Weighted average effect of the assumed conversion of redeemable convertible preferred stock from the beginning of the periods	—	—	—	—	40,451
Effect of dilutive equivalent shares	—	—	20,080	—	18,062
Shares used to compute non-GAAP pro forma net income per share - diluted	178,100	178,116	175,279	178,281	162,378

ASTERA LABS, INC.,
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK (Unaudited)
(In millions, except percentages and per share amounts)

	Outlook for Three Months Ending September 30, 2025
	Low	High
GAAP gross margin	75.0%	75.0%
Stock-based compensation expense	—	—
Non-GAAP gross margin	75.0%	75.0%

GAAP operating expense	$116	$120
Stock-based compensation expense	40	40
Non-GAAP operating expense	$76	$80

GAAP tax rate	10%	10%
Income tax effect	10	10
Non-GAAP tax rate	20%	20%

GAAP EPS - diluted	$0.23	$0.24
Stock-based compensation expense and income tax effect	0.15	0.15
Non-GAAP EPS - diluted	$0.38	$0.39

ASTERA LABS, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
STOCK-BASED COMPENSATION EXPENSE (Unaudited)
(In thousands)

	Three Months Ended			Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Cost of revenue	$353	$(38)	$84	$315	$612
Research and development	17,852	19,186	12,971	37,038	42,978
Sales and marketing	9,194	12,319	15,758	21,513	65,016
General and administrative	8,075	10,979	14,254	19,054	32,229
Total stock-based compensation expense (1)	$35,474	$42,446	$43,067	$77,920	$140,835
____________________
(1) Stock-based compensation expense recognized during the six months ended June 30, 2024 included $88.9 million of cumulative stock-based compensation expense related to the time-based vesting and settlement of RSUs that had previously met the time-based vesting condition and for which the liquidity event vesting condition was satisfied in connection with our IPO.